UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2012
AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Indentification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 13, 2012, American Equity Investment Life Holding Company (the “Company”) entered into new Change in Control Agreements (the "Change in Control Agreements") with each of Ted M. Johnson, the Chief Financial Officer and Treasurer of the Company and Ronald J. Grensteiner, the President of American Equity Investment Life Insurance Company, a wholly owned subsidiary of the Company (the "Executives"). The Change in Control Agreements are based on the Form of Change in Control Agreement attached hereto as Exhibit 10.1.
Under the Change in Control Agreements, if within thirty-six months following a change in control of the Company (i) such Executive's employment is terminated by the Company other than for cause or (ii) such Executive's employment is terminated by the Executive for good reason, then such Executive is entitled to certain severance payments and benefits. The severance payments include a lump sum cash payment within five days of the Executive's termination of employment equal to three times the amount of the Executive's base salary plus three times the amount of such Executive's target annual cash bonus and the lump sum cash payment of a pro-rated bonus for the year of termination to be paid based on actual achievement of performance and at the same time bonuses are paid to other executives. The Change in Control Agreements also provide for the continuation of health, dental and life insurance benefits during the thirty-six month period following the date of the Executive's termination of employment.
In consideration of the severance benefits, during the term of each Executive's Change in Control Agreement and during the thirty-six month period following the date of the Executive's termination of employment, such Executive (a) must maintain certain confidentiality obligations and (b) may not (i) solicit or entice any other employee to leave the Company or its affiliates to go to work for any competitor, or (ii) request or advise a customer or client of the Company or its affiliates to curtail or cancel its business relationship with the Company or its affiliates.
The Change in Control Agreements also provide that if the payments and benefits provided to the Executive would constitute an “excess parachute payment” for purposes of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the Executive will either have his payments and benefits reduced to the highest amount that could be paid without triggering Section 280G of the Code or, if greater, receive the after-tax amount of his payment and benefits taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes.
The foregoing description of the Change in Control Agreements is qualified in its entirety by the terms of the Form of Change in Control Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits
The following exhibits are being furnished with this Form 8-K.

Exhibit Number	Description
10.1	Form of Change of Control Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2012

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By:	/s/ John M. Matovina
Name:	John M. Matovina
Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Change in Control Agreement